UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 29, 2003

                             Zoom Technologies, Inc.
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             (Exact Name Of Registrant As Specified In Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                0-18672                                   51-0448969
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           (Commission File Number)         (I.R.S. Employer Identification No.)

            207 South Street, Boston, MA                       02111
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      (Address of Principal Executive Offices)               (Zip Code)

                              (617) 423-1072
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           (Registrant's Telephone Number, Including Area Code)

       (Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.
       (c) Exhibits.

Exhibit Number        Description
--------------        -----------
    99.1              Press  release dated  April 29, 2003 of Zoom Technologies,
                      Inc. (the "Company") announcing its financial results for the first quarter ended March 31, 2003.

Item 9. Regulation FD Disclosure (Information Furnished in this Item 9 is Furnished Under Item 12).

     On April 29, 2003, the Company issued a press release announcing its financial results for the first quarter ended March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

     Limitation on Incorporation by Reference. The information furnished in this
Item 9 (which is being furnished under Item 12) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

     Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2003           ZOOM TECHNOLOGIES, INC.



                                    By:    /s/ Robert A. Crist
                                        --------------------------
                                            Robert A. Crist, Chief
                                            Financial Officer

                                  EXHIBIT INDEX

Exhibit Number        Description
--------------        -----------
    99.1              Press  release dated  April 29, 2003 of Zoom Technologies,
                      Inc. (the "Company") announcing its financial results for the first quarter ended March 31, 2003.

                                 EXHIBIT 99.1

         Zoom Technologies Reports Results for the First Quarter of 2003
         ---------------------------------------------------------------

     Boston, April 29, 2003 -Zoom Technologies, Inc. (NASDAQ: ZOOM), a leading manufacturer of modems and other data communication products, today reported net sales of $7.5 million for its first quarter ending March 31, 2003, down 16.0% from the first quarter of 2002.

     Zoom reported a net loss of $0.8 million or $.11 per share for the first quarter of 2003, a significant improvement over the net loss of $3.5 million, or $.44 per share, a year earlier.

     The first quarter of 2003 had higher gross profit and lower operating expenses than the first quarter of 2002. Gross profit increased from $1.8 million, or 19.9% of revenue, in the first quarter of 2002 to $2.1 million, or 28.5% of revenue, in the first quarter of 2003, as Zoom continued to drive down its cost of goods. Operating expenses decreased from $3.6 million, or 39.7% of revenue, in the first quarter of 2002, to $3.1 million, or 40.7% of revenue, in the first quarter of 2003.

     Zoom's cash balance on March 31, 2003 was $7.7 million, up $0.1 million from December 31, 2002. On March 31, 2003 Zoom had a current ratio of 5.8 and stockholders' equity of $12.6 million.

     "The quarter's revenue decline from a year earlier was primarily due to dial-up modems, as unit volume came down 8% and average selling prices came down 6%," said Frank Manning, Zoom's President and CEO. "Zoom is one of the strongest producers of dial-up modems, but this has been a declining market. However, we expect the dial-up modem market to benefit from the rollout of V.92 and the excitement over Web acceleration services. We also expect that the continuing consolidation in this industry will help Zoom. In the broadband modem category, our worldwide revenue more than doubled in only a year; and we are particularly encouraged by our ADSL progress in Europe in cooperation with leading retailers and Internet Service Providers. Our broadband business is also growing in the US, despite the fact that the vast majority of broadband modems are provided by the telephone or cable service provider instead of being purchased at retail. Our cable modems have sold well at retail in Cox Communications service areas, for instance, because Cox offers an attractive monthly discount if you purchase your cable modem instead of asking Cox to supply it. We'd like to see more cable service providers offer a similar value proposition to their customers. For ADSL, we hope that we can establish a successful retail channel model in Europe that can over time be brought to the US. In the meantime, Zoom will continue to provide great Internet access products, backed by strong distribution channels and customer support."

Zoom has scheduled a Q1 2003 earnings conference call for Tuesday, April 29th at 5:00 p.m. Eastern Time. You may access the conference call by dialing (800) 915-4836 for calls made within the United States and dialing (973) 317-5319 for calls outside the United States. The call will also be simulcast to stock analysts and other interested parties on Zoom's website (www.zoom.com/Q1) and other financial and investor-oriented websites via the CCBN / Business Wire StreetEvents network. Shortly after the conference call, a recorded broadcast will be available on Zoom's website. For additional information, please contact Investor Relations, Zoom Technologies, 207 South Street, Boston, MA 02111, telephone (617) 423-1072, email investor@zoom.com, or visit Zoom's website at www.zoom.com.


This release contains forward-looking information relating to Zoom's plans, expectations and intentions, including statements relating to Zoom's prospects and plans for selling dial-up modems, cable and ASDL modems, the anticipated benefits Zoom will receive as a result of V.92 rollout and the consolidation in the dial-up modem markets, the anticipated development of Zoom's markets and sales channels, the anticipated level of demand for Zoom's broadband modems and Zoom's financial condition or results of operations. Actual results may be materially different than those expectations as a result of known and unknown risks, including: Zoom's continuing losses; Zoom's ability to obtain additional financing for working capital and other purposes; Zoom's ability to effectively manage its inventory; uncertainty of new product development and introduction, including budget overruns, project delays and the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated, and other delays in shipments of products; the early stage of development of the cable and ADSL data communications markets, the uncertainty of market growth of those markets, and Zoom's ability to more successfully penetrate those markets, which have been challenging markets with significant barriers to entry, Zoom's dependence on one or a limited number of suppliers for certain key components; rapid technological change; competition; the risk that Zoom's common stock will be delisted from the Nasdaq Small Cap market; and other risks set forth in Zoom's filings with the Securities and Exchange Commission. Zoom cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Zoom expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Zoom's expectations or any change in events, conditions or circumstance on which any such statement is based.

                             ZOOM TECHNOLOGIES, INC.
                           Consolidated Balance Sheets
                                  In thousands
                                  (Unaudited)
                                                  March 31,       Dec 31,
                                                    2003           2002
     --------------------------------------------------------------------
     Assets

     Current assets:

            Cash                                   $ 7,690       $ 7,612
            Accounts receivable, net                 3,215         3,714
            Inventories, net                         6,198         6,783
            Prepaid expenses and other                 492         1,038
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               Total current assets                 17,595        19,147

     Property and equipment, net                     3,341         3,486

     Other non-current assets                            -             -
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               Total assets                        $20,936       $22,633
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     LIABILITIES AND STOCKHOLDERS' EQUITY

     Current liabilities:

            Accounts payable                       $ 1,721       $ 2,407
            Accrued expenses                         1,108         1,207
            Current portion of long-term debt          217           192
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               Total current liabilities             3,046         3,806

            Long-term debt                           5,264         5,342
            Other non-current liabilities                -             -

     -------------------------------------------------------------------
                Total liabilities                    8,310         9,148
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     Stockholders' equity:

            Common stock and additional paid
            in capital                              28,245        28,245
            Treasury stock                              (7)           (2)
            Retained earnings(deficit) and
              foreign currency translation         (15,612)      (14,758)
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                Total stockholders' equity          12,626        13,485
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                Total liabilities &
                Stockholders' equity               $20,936       $22,633
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

                             ZOOM TECHNOLOGIES, INC.

                      Consolidated Statements of Operations
                     In thousands, except per share amounts
                                   (Unaudited)

                                                   Three Months Ending
                                                 -----------------------
                                                 3/31/03         3/31/02
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
   Net sales                                    $ 7,539         $ 8,973
   Cost of goods sold                             5,394           7,183
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      Gross profit                                2,145           1,790

   Operating expenses:
      Selling                                     1,362           1,572
      General and administrative                    958             911
      Research and development                      752           1,076
   ---------------------------------------------------------------------
      Total operating expenses                    3,072           3,559
   ---------------------------------------------------------------------
      Operating profit (loss)                      (927)         (1,769)

   Other income (expense), net                       87              35
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      Income(loss) before income taxes             (840)         (1,734)

   Income tax expense(benefit)                        -           2,013
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      Income (loss) before extraordinary gain      (840)         (3,747)

   Extraordinary gain                                 -             255
   ---------------------------------------------------------------------
      Net income (loss)                          $ (840)        $(3,492)
   ---------------------------------------------------------------------

        Basic and diluted earnings (loss) per share:

      Earnings (loss) per share
        before extraordinary gain                $ (0.11)       $ (0.47)

      Extraordinary gain                               -           0.03
      Earnings (loss) per share                  $ (0.11)       $ (0.44)
   ---------------------------------------------------------------------

   Weighted average number of shares outstanding:

      Basic and diluted                            7,853          7,861
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